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 Rule 10f-3 Transaction Form

 Acquisition of Securities During Affiliated Underwritings


PARTICIPATING FUNDS

[_]  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
     ISHARES GLOBAL HIGH YIELD CORPORATE BOND ETF (ISHGHYG)
     ISHARES IBOXX $ HIGH YIELD CORPORATE BOND ETF (ISHHYLD)
     ISHARES CORE 1-5 YEAR USD BOND ETF (ISHISTB)
     ISHARES 0-5 YEAR HIGH YIELD CORPORATE BOND ETF (ISHSHYG)
     BlackRock Core Bond Trust - High Yield (BHK-HYLD)
     BlackRock Multi-Sector Income Trust - High Yield (BIT-HYLD)
     BlackRock Limited Duration Income Trust - High Yield (BLW-HYLD) BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
     BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-HY) BlackRock Multi-Asset Income - Passive High Yield Portfolio (BR-INC-PHY) BlackRock Secured Credit Portfolio (BR-MSB)
     BlackRock Credit Allocation Income Trust (Preferred Sleeve) (BTZ-PREF) BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
     BlackRock Debt Strategies Fund, Inc. (DSU)
     BlackRock Corporate High Yield Fund, Inc. (HYT)
     CoreAlpha Bond Master Portfolio (MIP_CORA)
     MIST BlackRock High Yield Portfolio (MIST-HY)
     AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    12-02-2015
Offering Commencement:

Security Type:             BND/CORP

Issuer                     Ball Corporation (2020)

Selling Underwriter        Goldman, Sachs & Co.,

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Goldman, Sachs & Co., Deutsche Bank Securities
                           Inc., Deutsche Bank AG, London Branch, Merrill
                           Lynch, Pierce, Fenner & Smith Incorporated, Merrill
                           Lynch International, KeyBanc Capital Markets Inc.,
                           Mizuho Securities USA Inc., Mizuho International plc, Rabo Securities USA, Inc., Cooperatieve
                           Centrale Raiffeisen-Boerenleenbank B.A., ANZ
                           Securities, Inc., BNP Paribas Securities Corp.,
                           Credit Agricole Securities (USA) Inc., Mitsubishi
                           UFJ Securities (USA), Inc., Mitsubishi UFJ
                           Securities International plc, PNC Capital Markets
                           LLC, Santander Investment Securities Inc., Banco
                           Santander, S.A., SMBC Nikko Securities Americas,
                           Inc., SMBC Nikko Capital Markets Limited,
                           TD Securities (USA) LLC, UniCredit Capital Markets
                           LLC, UniCredit Bank AG, RB International Markets
                           (USA) LLC, Raiffeisen Bank International AG,
                           Barclays Capital Inc., Barclays Bank PLC, The
                           Williams Capital Group, L.P.

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TRANSACTION DETAILS

Date of Purchase         12-02-2015

Purchase Price/Share
(PER SHARE / % OF PAR)  $100.00  Total Commission, Spread or Profit      1.250%
                        --------                                         ------

1.  Aggregate Principal Amount Purchased (a+b)                      $   50,000,000
                                                                    --------------

    a.  US Registered Funds
       (Appendix attached with individual Fund/Client purchase)     $   24,825,000

    b.Other BlackRock Clients                                       $   25,175,000

2.  Aggregate Principal Amount of Offering                          $1,000,000,000
                                                                    --------------
FUND RATIO
[Divide Sum of #1 by #2]                                                   0.05000
Must be less than 0.25

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]

[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]

[_] Eligible Municipal Securities

[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]

[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X]  YES  The securities were offered pursuant to an underwriting or similar
[_]  NO   agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

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NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X]  YES  No affiliated underwriter was a direct or indirect participant in,
[_]  NO   or benefited directly or indirectly from, the transaction.


Completed by:            Dipankar Banerjee               Date:  12-08-2015
                         ------------------------------         ---------------
                         Global Syndicate Team Member

Approved by:             Steven DeLaura                  Date:  12-08-2015
                         ------------------------------         ---------------
                         Global Syndicate Team Member

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DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the
                           Funds' participation in the offering by the Funds
                           and other accounts managed by BlackRock divided by
                           the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such
                               country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price to
                               all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as
                               required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e.,
                               other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                               Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities
                               (or for such shorter period that the issuer was required to file such material)

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TERM                            DEFINITION
Eligible Municipal Securities   The securities:

                                (a) are direct obligations of, or obligations
                                    guaranteed as to principal or interest by, a
                                    State or any political subdivision thereof, or
                                    any agency or instrumentality of a State or any
                                    political subdivision thereof, or any municipal
                                    corporate instrumentality of one or more
                                    States, or any security which is an industrial
                                    development bond (as defined in section
                                    103(c)(2) of Title 26) the interest on which is
                                    excludable from gross income under certain
                                    provisions of the Internal Revenue Code;

                                (b) are sufficiently liquid that they can be sold
                                    at or near their carrying value within a reasonably short period of time; and

                                (c) either

                                    (1)  are subject to no greater than moderate
                                         credit risk; or

                                    (2)  if the issuer of the municipal securities,
                                         or the entity supplying the revenues or
                                         other payments from which the issue is to
                                         be paid, has been in continuous operation
                                         for less than three years, including the
                                         operation of any predecessors, the
                                         securities are subject to a minimal or low
                                         amount of credit risk.

                                Also, purchases of municipal securities may not be
                                designated as group sales or otherwise allocated to
                                the account of any prohibited seller (i.e., an
                                affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering where

                                (a) the securities are offered or sold in
                                    transactions exempt from registration under
                                    Section 4(2) of the Securities Act of 1933,
                                    Rule 144A thereunder, or Rules 501-508
                                    thereunder;

                                (b) the securities were sold to persons that the
                                    seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A
                                    ("QIBs"); and

                                (c) the seller and any person acting on behalf of
                                    the seller reasonably believe that the
                                    securities are eligible for resale to other
                                    QIBs pursuant to Rule 144A.

Government Securities Offering  The security is issued or guaranteed as to principal or interest by the United States, or by a
                                person controlled or supervised by and acting as an
                                instrumentality of the Government of the United
                                States pursuant to authority granted by the
                                Congress of the United States; or any certificate
                                of deposit for any of the foregoing.

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TERM                              DEFINITION
U.S. Registered Public Offering.  The securities offered are registered under the
                                  Securities Act of 1933 that are being offered to
                                  the public.